Exhibit 21

SUBSIDIARIES OF WORTHINGTON INDUSTRIES, INC.

The following is a list of the subsidiaries, direct and indirect, of Worthington Industries, Inc., an Ohio corporation, together with their respective jurisdictions of incorporation or organization as of July 29, 2010. The names of indirectly-owned subsidiaries are indented under the names of their respective immediate parents:

Worthington Industries Incorporated	Ohio
Worthington Industries Medical Center, Inc.	Ohio
Worthington Industries Leasing, LLC	Ohio
Enterprise Protection Insurance Company	Vermont
Worthington Steel of Michigan, Inc. (d/b/a The Worthington Steel Company)	Michigan
Cleveland Pickling, Inc.	Delaware
Dietrich Industries, Inc. (a/k/a Dietrich Metal Framing)	Pennsylvania
Dietrich Ventures, LLC	Delaware
Dietrich Design Group, Inc.	Pennsylvania
WD Ventures, Inc.	Delaware
Worthington Integrated Building Systems, LLC	Ohio
Worthington Mid-Rise Construction, Inc.	Ohio
Dietrich Building Systems Consulting Company Ltd. (Shanghai)	China
Worthington Military Construction, Inc.	Ohio
Worthington Stairs, LLC	Ohio
The Sharon Companies, Inc.	Ohio
DII NLC Acquisition Corp.	Ohio
DII NLC Wood Company	Ohio
The Gerstenslager Company	Michigan
Gerstenslager Co.	Ohio
Production Fit of America, LLC	Ohio
Worthington-Buckeye, Inc.	Ohio
Buckeye Energy Company, Inc.	Ohio
Buckeye International Development, Inc.	Ohio
WI Products, Inc.	Ohio
Worthington Cylinder Corporation (a/k/a Worthington Cylinders)	Ohio
Structural Composites Industries, LLC (d/b/a SCI)	Delaware
Worthington Cylinders Mississippi, LLC	Ohio
Worthington Cylinders Wisconsin, LLC	Ohio
Worthington Industries of Canada, Inc.	Canada
Worthington Cylinders of Canada Corp.	Canada
Worthington Cylinders GmbH	Austria
Worthington Cylinders, a.s.	Czech Republic
Worthington Steel Mexico, S.A. de C.V.	Mexico
Worthington Cylinders-Embalagens Industriais de Gas, S.A.	Portugal
The Worthington Steel Company (formerly Worthington Ventures, Inc.)	Delaware
Worthington Steelpac Systems, LLC	Delaware
Worthington Techs II, Inc.	Delaware
The Worthington Steel Company	North Carolina
The Worthington Steel Company	Ohio
Worthington Receivables Corporation	Delaware
Worthington Steel Company of Kentucky, LLC	Kentucky
VCS/WOR, Inc.	Ohio
Viking & Worthington Steel Enterprise, LLC	Ohio
B. Alloy Corporation	Delaware
The Worthington Steel Company, LLC	Ohio

Worthington Precision Steel, Inc.	Ohio
Precision Specialty Metals, Inc.	Delaware
Worthington Steel Company of Decatur, L.L.C.	Alabama
Worthington OEG Company	Michigan
Worthington Steel Company of Alabama, Inc. & Co. OEG	Austria
The Worthington Steel Company of Decatur, Inc.	Michigan
Worthington Warehouse, Inc.	Michigan
Worthington WSP, LLC	Michigan
Joint Ventures
DMFCWBS, LLC (1)	Ohio
LEFCO Worthington, LLC (2)	Ohio
Samuel Steel Pickling Company (3)	New York
Serviacero Planos, S.A. de C.V. (4)	Mexico
(Serviacero Planos Servicios, S.A. de C.V. i.e. services company to JV Company)	Mexico
Spartan Steel Coating, LLC (5)	Michigan
TWB Company, L.L.C. (6)	Michigan
TWB of Ohio, Inc.	Ohio
TWB Industries, S.A. de C.V.	Mexico
TWB de Mexico, S.A. de C.V.	Mexico
ThyssenKruppTailored Blanks, S.A. de C.V.	Mexico
TWB of Indiana, Inc.	Indiana
Worthington Armstrong Venture (WAVE) (7)	Delaware
Worthington Specialty Processing (WSP) (8)	Michigan
Worthington Taylor, LLC	Michigan
ProCoil Company, LLC	Delaware

(1)	Unconsolidated joint venture with 50% owned by Dietrich Industries, Inc. and 50% owned by ClarkWestern Building Systems, Inc.
(2)	Unconsolidated joint venture with 49% owned by Worthington Steelpac Systems, LLC and 51% owned by LEFCO Industries, LLC
(3)	Unconsolidated joint venture with 31.25% owned by Cleveland Pickling, Inc. and 68.75% owned by Samuel Manu-Tech Pickling, Inc.
(4)	Unconsolidated joint venture with 50% owned by Worthington Steel Mexico, S.A. de C.V. and 50% owned by Inverzer, S.A. de C.V.
(5)	Consolidated joint venture with 52% owned by Worthington Steel of Michigan, Inc. and 48% owned by Severstal Dearborn, Inc.
(6)	Unconsolidated joint venture with 45% owned by Worthington Steel of Michigan, Inc. and 55% owned by ThyssenKrupp Steel North America, Inc.
(7)

Unconsolidated joint venture, operating as a general partnership, with 50% owned by The Worthington Steel Company (Delaware) and 50% owned by Armstrong Ventures, Inc., a subsidiary of Armstrong World Industries, Inc.

(8)	Unconsolidated joint venture, operating as a general partnership, with 51% owned by Worthington WSP, LLC and 49% by USS WSP, LLC.